Exhibit (a)(1)(v)

CLIENT INSTRUCTION FORM

FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES. CLIENT INSTRUCTIONS FOR TENDER OF ODD-LOT SHARES OF COMMON STOCK OF HESKA CORPORATION

Please tender to Heska Corporation, a Delaware corporation, sometimes referred to herein as the Company, on (our) (my) behalf, the number of shares indicated below, which are all of the shares of the Company’s common stock beneficially owned by (us) (me) and registered in your name, upon and subject to the terms and conditions contained in the Company’s offer to purchase dated August 27, 2012, the receipt of which is acknowledged.

The undersigned hereby instruct(s) you to tender to Continental Stock Transfer & Trust Company, the depositary for the offer, the number of shares of common stock indicated below, at the price of $8.50 per share, pursuant to the terms of, and conditions set forth in, the offer to purchase.

The aggregate number of shares of the Company’s common stock to be tendered by you for (us) (me) is                      shares.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND THE USE OF REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS, HOWEVER, MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER SHARES, AND NONE OF OUR OFFICERS OR DIRECTORS ARE ELIGIBLE TO PARTICIPATE IN THE OFFER. EMPLOYEES OF THE COMPANY WHO OWN 99 OR FEWER SHARES MAY PARTICIPATE IN THIS OFFER ON THE SAME BASIS AS OUR OTHER STOCKHOLDERS. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES.

PLEASE SIGN HERE

Signatures(s):

Name(s) (Please Print):

Address:

Area Code and Telephone No.:	Tax Identification or Social Security No.:

My Account Number With You:	Date:

IMPORTANT: STOCKHOLDERS ARE ENCOURAGED TO COMPLETE AND RETURN THE ATTACHED SUBSTITUTE FORM W-9 WITH THEIR CLIENT INSTRUCTION FORM.

IMPORTANT TAX INFORMATION

Under federal income tax law, a stockholder whose tendered shares are accepted for payment is required to provide the depositary (as identified in the offer to purchase) with the stockholder’s correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 included below. If the stockholder is an individual, the TIN is his or her social security number. For businesses and other entities, the TIN number is its employer identification number. If the depositary is not provided with the correct TIN or properly completed Form W-8, Certificate of Foreign Status, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such stockholder with respect to shares purchased pursuant to the offer to purchase may be subject to backup withholding equal to 28% of the gross proceeds received. Backup withholding is not an additional tax. Rather, the tax liability of a stockholder subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained. Certain stockholders, including, among others, all corporations and certain foreign individuals and entities, are not subject to these backup withholding rules and reporting requirements. In order for a noncorporate foreign stockholder to qualify as an exempt recipient, that stockholder must complete and sign a Form W-8, Certificate of Foreign Status, attesting to that stockholder’s exempt status. The Form W-8 can be obtained from the depositary. Exempt stockholders, other than noncorporate foreign stockholders, should furnish their TIN, check the box labeled “Exempt” in Part 4 of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to us.

PURPOSE OF SUBSTITUTE FORM W-9 AND FORM W-8

To avoid backup withholding on payments that are made to a stockholder with respect to shares purchased pursuant to the offer to purchase, the stockholder is required to notify us of his or her correct TIN by completing the Substitute Form W-9 enclosed certifying that the TIN provided on Substitute Form W-9 is correct and that (1) the stockholder has not been notified by the Internal Revenue Service that he, she or it is subject to federal income tax backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the stockholder that he, she or it is no longer subject to federal income tax backup withholding. Foreign stockholders must submit a properly completed Form W-8 in order to avoid any applicable backup withholding.

PAYER’S NAME: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Name as shown on account (if joint, list first and circle name of the person or entity whose number you enter below)
Name:
Address:
City, State, and Zip Code:

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

TAXPAYER IDENTIFICATION NO. FOR ALL ACCOUNTS

Part 1. Please enter your taxpayer identification number in the appropriate box and certify by signing and dating below.

For most individuals this is your social security number. If you do not have a number, see the enclosed Guidelines.

Note: If the account is in more than one name, see the chart in the enclosed Guidelines on which number to give the payer.

Social Security Number - - OR Employer Identification Number - Part 3. Awaiting TIN ☐ Part 4. For Payee Exempt from Backup Withholding ☐ Exempt ☐

Part 2. Certification – Under penalties of perjury, I certify that:

(1)     the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2)     I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and

(3)     I am a U.S. person (including a U.S. resident alien).

Certification Instructions – You must cross out Item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (2). The certification requirement does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an individual retirement account, and payments other than interest and dividends.

SIGNATURE	DATE

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN THE SPACE FOR THE “TIN” ON THE SUBSTITUTE FORM W-9 OR IF YOU CHECKED THE “AWAITING TIN” BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under the penalty of perjury that a taxpayer identification number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer – Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			GIVE THE SOCIAL SECURITY NUMBER OF-	For this type of account:		GIVE THE SOCIAL SECURITY NUMBER OF-
1.	Individual		The individual	9.	A valid trust, estate or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title).(5)

2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account (1)	10.	Corporate account or account of LLC electing corporate status on Form 8832	The corporation

3.	Husband and wife (joint account)		The actual owner of the account or, if combined funds, the first individual on the account (1)	11.	Religious, charitable or educational tax-exempt organization	The organization

4.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor (2)	12.	Partnership account held in the name of the business or account of multi-member LLC (other than an LLC described in item 10)	The partnership

5.	Adult and minor (joint account)		The adult or, if the minor is the only contributor, the minor (1)	13.	Association, club or other tax-exempt organization	The organization

6.	Account in the name of guardian or committee for a designated ward, minor or incompetent person		The ward, minor or incompetent person (3)	14.	A broker or registered nominee	The broker or nominee

7.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)	15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner (1)
8.	Sole proprietorship account or account of single member LLC		The owner (4)

(1)	List first and circle the name of the person whose number you furnish. If only one person has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	Show the name of the owner. You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
(5)	List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don’t have a TIN or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees Exempt From Backup Withholding

Even if the payee does not provide a TIN in the manner required, you are not required to backup withhold on any payments you make if the payee is:

1.	An organization exempt from tax under section 501(a), any individual retirement account (IRA), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4.	A foreign government or any of its political subdivisions, agencies or instrumentalities.

5.	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

1.	A corporation.

2.	A foreign central bank of issue.

3.	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

4.	A futures commission merchant registered with the Commodity Futures Trading Commission.

5.	A real estate investment trust.

6.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

7.	A common trust fund operated by a bank under section 584(a).

8.	A financial institution.

9.	A middleman known in the investment community as a nominee or custodian.

10.	A trust exempt from tax under section 664 or described in section 4947.

Payments Exempt From Backup Withholding

Dividends and patronage dividends that generally are exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

Interest payments that generally are exempt from backup withholding include:

•

Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Other types of payments that generally are exempt from backup withholding include:

•	Wages.

•	Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA or an owner-employee plan.

•	Certain surrenders of life insurance contracts.

•	Gambling winnings if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.

•	Real estate transactions reportable under section 6045(e).

•	Cancelled debts reportable under section 6050P.

•	Distributions from a medical savings account and long-term care benefits.

•	Fish purchases for cash reportable under section 6050R.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE “EXEMPT” ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Internal Revenue Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice – Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report, among other things, interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

(1)	Penalty for Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	Civil and Criminal Penalties for False Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	Misuse of Taxpayer Identification Numbers. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.